UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200 Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 528-3100

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TBLT	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2021, ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), held its virtual 2021 Annual Stockholders’ Meeting (the “Meeting”).

As of the close of business on April 30, 2021, the record date for the determination of stockholders entitled to vote at the Meeting (the “Record Date”), there were 81,624,587 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding, with each share entitled to one vote on each proposal at the Meeting, and nine shares of Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred”), issued and outstanding, with such shares entitled to an aggregate of 3,602,466 votes on each proposal at the Meeting. Pursuant to the Certificate of Designation for the Series E Preferred, the Series E Preferred votes together with the Common Stock, as a single class, upon any matter submitted to the holders of Common Stock for a vote, except as provided by law, or by written consent in lieu thereof. Therefore, the Common Stock and Series E Preferred outstanding as of the Record Date were entitled to an aggregate of 85,227,053 votes on each proposal at the Meeting. At the Meeting, the combined holders of 49,443,394 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 58% of the outstanding voting shares, and thereby a quorum pursuant to the Nevada Revised Statutes and the bylaws of the Company was present for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	Election of the five nominees to the Board:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael Panosian	18,938,954	5,062,506	3,240,770	22,200,889
Joshua Keeler	18,691,011	5,046,921	3,504,298	22,200,889
Robert Faught	19,115,611	4,611,070	3,515,549	22,200,889
Linda Moossaian	19,134,932	4,597,062	3,510,236	22,200,889
William Placke	19,272,369	4,553,155	3,416,706	22,200,889

Each director nominee was elected to serve as a director until the Company’s 2022 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Discretionary Reverse Stock Split within a Range of 1-for-2 to 1-for-10:

Votes For	Votes Against	Abstentions
28,512,036	20,840,143	90,940

The affirmative vote of the holders of a majority of the outstanding shares was required for approval. The proposal was not approved.

3.	Increase in Authorized Common Stock to 500,000,000 Shares:

Votes For	Votes Against	Abstentions
27,941,204	21,362,231	139,684

The affirmative vote of the holders of a majority of the outstanding shares was required for approval. The proposal was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: June 16, 2021	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer